                                  EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 7, 1998, to the Stockholders of Rawlings Sporting Goods Company, Inc. included in this Form 10-K, into Bull Run Corporation's previously filed Form S-8 Registration Statement File No. 33-91296, 33-91298 and 333-56125.



/s/ ARTHUR ANDERSEN LLP


St. Louis, Missouri
March 26, 1999